EXHIBIT 10.26

VACANT LAND CONTRACT
TO BUY AND SELL REAL ESTATE

9/21              , 2005

1.        PARTIES AND PROPERTY       Calais Resource, Inc              [Buyer] agrees to buy, and the undersigned seller [Seller], agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Boulder              , State of Colorado, to wit:

Congo Chief Lode Mining Claim, Survey No. 20305, embracing a portion of Sections 4 and 5,
In Township 1 South, Range 73 West of  the 6th P.M., in the Grand Island Mining District,
County of Boulder, State of Colorado

Known as   Caribou Road, Nederland, CO

together with all casements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, if any (collectively the Property).

2.         PURCHASE PRICE AND TERMS. The purchase price shall be $  280.000   , payable U S. dollars by Buyer as follows:

(a)          Earnest Money. $          1,000.00                in the form of check  as earnest money deposits and part payment of the purchase price, payable to and held byFirst Colorado Title, Company, LLC, in its trust account on behalf of both Seller and Buyer.

The balance of $    279,000  ( purchase price, less earnest money), plus closing costs, to be paid by  Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds).

3.  NOT ASSIGNABLE. This contract shall not be assignable by Buyer without Seller’s prior written consent.

4.  EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller’s expense, a current commitment for owner's title insurance policy in an amount equal to the purchase price on or beforeSeptember 21, 2005.  Buyer may require of Seller that copies of instruments (or abstracts of Instruments) listed in the schedule of exceptions in the title insurance commitment be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 4, constitute the title documents (Title Documents). Buyer shall request Seller in writing to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than 7 calendar days after receipt by Buyer of the Title Commitment. Seller will pay the premium at closing and have the title Insurance policy delivered to Buyer as soon as practicable after closing.

5.  TTTLE

(a)  Title Review. Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title shown by the Title Documents shall be signed given to Seller on or before 14 calendar days after receipt by Buyer of the Title Documents. If Seller does not receive Buyer’s notice of unmerchantability of title by the date specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

(b)  Right to Cure. If Seller receives notice of unmerchantability of title as provided in subsection (a) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing.  If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate unless Buyer waives or withdraws objection to said unsatisfactory title condition(s) in writing on or before closing.

6.         DATE OF CLOSING. The date of closing shall be  October 31, 2005 or by mutual agreement at an earlier date.  The hour and place of closing shall be as designated by Seller .

 7.         TRANSFER OF TITLE. Subject to tender or payment on closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient Personal Representative’s deed to Buyer on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing.

8.          CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing.  Fees for real estate closing services shall be paid at closing ½ by Buyer and ½ by Seller .  The local transfer tax of 1/10 of 1% of the purchase price shall be paid at closing ½ by Buyer and ½ by Seller.

9.          PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing shall be prorated to date of closing.

10.          POSSESSION.  Possession of the Property shall be delivered to Buyer upon completion of the sale at closing.

11.          CONDITION OF PROPERTY.  The Property shall be delivered to the Buyer in the condition existing as of the date of this contract.  If the Property is not in the condition existing as of the date of this contract, either party may terminate this contract.

12.          TIME OF ESSENCE/REMEDIES.  Time is of the essence hereof.  If any note or check received as earnest money hereunder or any other payment thus hereunder is not paid, honored or rendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

(a)    IF BUYER IS IN DEFAULT:
Liquidated Damages.
All payments received hereunder shall be forfeited by Buyer and retained on behalf of the Seller and both parties shall thereafter be released from all obligations hereunder.  It is agreed that such payments are LIQUIDATED DAMAGES and are SELLER’S SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this contract.  Seller expressly waives the remedies of specific performance and additional damages.

(b)    IF SELLER IS IN DEFAULT:
Buyer may elect to treat this contract as cancelled, in which case all payments received hereunder shall be returned, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance but not damages.

(c)    COSTS AND EXPENSES
Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable cost and expenses including attorney fees.

13.          EARNEST MONEY DISPUTE.  Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money held by closing agent, unless mutual written instructions are received by the holder of earnest money, closing agent shall not be required to take any action but may await any proceeding, at closing agent’s option and sole discretion, may interplead all parties and deposit any moneys into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

14.          TERMINATION.  In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder.

15.          NOTICE TO BUYER.  Any notice to Buyer shall be effective when received by Buyer.

16.          NOTICE TO SELLER.  Any notice to Seller shall be effective when received by Seller.

17.          MODIFICATION OF THIS CONTRACT.  No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

18.          ENTIRE AGREEMENT.  This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

19.          ELECTRONIC COPIES.  As an alternative to physical delivery, any signed document and written notice may be delivered in electronic form by facsimile or email.  Documents with original signatures shall be provided upon request of any party.

20.          NOTICE OF ACCEPTANCE: COUNTER PARTS.  This proposal shall expire unless accepted, in writing, by Buyer and Seller, as evidence by their signatures below, on or before     September 21, 2005    .  If accepted this document shall become a contract between Seller and Buyer.  A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

BUYER	SELLER

CALAIS RESOURCES, INC.	THE ESTATE OF JOHN W. SNYDER

/s/	/s/ Steve Snyder
Steve Snyder, Personal Representative